Exhibit 99.2

                             JOINT FILER INFORMATION

Names: Alfred C. Eckert III, Robert A. Hamwee, Richard M. Hayden and Andrew J.
       Wagner

Address: 500 Campus Drive
         Suite 220
         Florham Park, NJ 07932

Designated Filer: Robert A. Hamwee

Date of Event Requiring Statement: May 19, 2006

Issuer and Ticker Symbol: International Wire Group, Inc. (N/A)



                                   By: /s/ Andrew J. Wagner         10/29/2007
                                       ------------------------     ----------
                                       As Attorney-in-Fact*            Date


                                   By: /s/ Robert A. Hamwee         10/30/2007
                                       ------------------------     ----------
                                       As Attorney-in-Fact*            Date


*Attorneys-in-Fact under Power of Attorney, dated January 4, 2002 (attached as
Exhibit 24.1 of this filing).



                             JOINT FILER INFORMATION

Name: Robert F. Cummings and Joseph H. Wender

Address: 500 Campus Drive
         Suite 220
         Florham Park, NJ 07932

Designated Filer: Robert A. Hamwee

Date of Event Requiring Statement: May 19, 2006

Issuer and Ticker Symbol: International Wire Group, Inc. (N/A)



                                   By: /s/ Andrew J. Wagner         10/29/2007
                                       ------------------------     ----------
                                       As Attorney-in-Fact*            Date


                                   By: /s/ Robert A. Hamwee         10/30/2007
                                       ------------------------     ----------
                                       As Attorney-in-Fact*            Date



*Attorneys-in-Fact under Power of Attorney dated February 14, 2007 (attached as
Exhibit 24.2 of this filing)